POWER OF ATTORNEY: VARIABLE INSURANCE PRODUCT FILINGS

The Undersigned, Michael Rollings, Executive Vice President and Chief Financial Officer of C.M. Life Insurance Company (“CM Life), appoints Mark Roellig, Executive Vice President and General Counsel of CM Life, and all persons succeeding him in the capacity of General Counsel as well as Stephen Kuhn, Senior Vice President and Secretary of CM Life, and all persons succeeding him in the capacity of Secretary (collectively referred to hereafter as “Attorneys”), as the Undersigned’s tree and lawful attorneys and agents, each with full power to act individually.

This Power of Attorney authorizes each such Attorney to sign the Undersigned’s name, solely in the capacity as Executive Vice President and Chief Financial Officer of CM Life, to any registration statements, amendments thereto, reports, or documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Investment Company Act of 1940, as amended, (collectively, the “Acts”) relating to the CM Life separate investment accounts and variable insurance product registration statements listed below:

Separate Account Name	Registration Statement Numbers
C.M. Life Variable Life Separate Account I	2-78828, 33-19605, 33-82060
C.M. Multi Account A	33-61679, 333-80991, 333-95845
Panorama Plus Separate Account	333-45122

Such Attorneys shall have full authority to take any action and execute all instruments they deem necessary or advisable to enable CM Life to comply with the Acts and any rule, regulation, order or other requirement of the Securities and Exchange Commission.

This Power of Attorney hereby revokes any powers of attorney previously given relating to the CM Life separate investment accounts listed above, provided that this revocation shall not affect the exercise of such power prior to the date hereof. This Power of Attorney shall not be affected by subsequent disability or incapacity of the Undersigned.

IN WITNESS WHEREOF the Undersigned has set his hand this 8th day of September, 2006.

/s/ Michael Rollings	/s/ Michelle M. Schubert
Michael Rollings	Witness
Executive Vice President and Chief Financial Officer